UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒       Definitive Proxy Statement

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☐       Soliciting Material Pursuant to §240.14a-12

Rennova Health, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENNOVA HEALTH, INC.

400 South Australian Avenue, Suite 800

West Palm Beach, Florida 33401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

September 20, 2017

TO THE STOCKHOLDERS OF RENNOVA HEALTH, INC.

Notice is hereby given that a special meeting of the stockholders of Rennova Health, Inc., a Delaware corporation, will be held on September 20, 2017, at 2:00 p.m., local time, at the offices of Shutts & Bowen LLP, located at 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, Florida 33401, for the following purposes, as described in the attached Proxy Statement:

1.       To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.01 per share, at a specific ratio within a range from 1-for-8 to 1-for-15, and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before December 31, 2017, subject to the Board of Directors’ discretion to abandon such amendment;

2.       To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.       To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR the above Proposals.

The Board of Directors has fixed the close of business on August 16, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. We hope that you will attend the meeting, but if you cannot do so, please complete and sign the enclosed proxy, and return it in the accompanying envelope or vote electronically as promptly as possible.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to be present at the Special Meeting, we urge you to submit your proxy as soon as possible so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.

You may submit your proxy by completing, signing, dating and returning the enclosed proxy card by mail, or you may submit your proxy electronically through the internet, as further described on the proxy card. Please do not return the enclosed paper ballot if you are voting over the internet. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the Special Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to provide voting instructions for your shares.

Your proxy, given through the return of the enclosed proxy card or by use of the internet voting system, may be revoked prior to its exercise by filing with our Secretary prior to the meeting, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

By Order of the Board of Directors

/s/ Seamus Lagan

Seamus Lagan, Chief Executive Officer

West Palm Beach, Florida

August 17, 2017

Important notice regarding the availability of proxy materials for the Special Meeting to be held on September 20, 2017. This Proxy Statement, the proxy card and a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 are available at http://www.rennovahealth.com/proxy-materials

RENNOVA HEALTH, INC.

400 South Australian Avenue, Suite 800

West Palm Beach, Florida 33401

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 20, 2017

General

The enclosed proxy is solicited on behalf of the Board of Directors of Rennova Health, Inc., a Delaware corporation (the "Company"), for use at a special meeting of stockholders to be held on September 20, 2017, at 2.00 p.m., local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of Shutts & Bowen LLP, located at 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, Florida 33401. The approximate date that this Proxy Statement, the accompanying Notice of Special Meeting and the enclosed form of Proxy are first being sent to stockholders is on or about August 18, 2017. The Company’s Annual Report on Form 10-K (the “Annual Report”) will be mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting materials.

Purpose of the Special Meeting

The Special Meeting is being called to consider the following matters:

·	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.01 per share, at a specific ratio within a range from 1-for-8 to 1-for-15, and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio and timing of the reverse stock split any time before December 31, 2017, subject to the Board of Directors’ discretion to abandon such amendment;

·	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

·	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on August 16, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, the Company had outstanding and entitled to vote 19,885,247 shares of common stock. The Company’s common stock is the only class of securities of the Company entitled to vote at the Special Meeting.

A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, for a period of 10 days prior to the Special Meeting for examination by any stockholder.

Each holder of record of common stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon. If no choice is indicated on the proxy, the shares will be voted in favor of Proposal 1 and Proposal 2.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

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A majority of the shares of common stock entitled to vote at the Special Meeting, present in person or represented by proxy, is necessary to constitute a quorum with respect to all matters presented. Proposal 1 will be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions will be considered as shares present and entitled to vote at the Special Meeting but will not be counted as votes cast for or against any matter, other than Proposal 1. Abstentions will count as a vote against Proposal 1.

Broker Non-Votes

Stockholders that own their shares in "street name" through a stock brokerage account or through a bank or nominee may attend the Special Meeting but may not grant a proxy or vote at the Special Meeting. Instead, the broker, bank or nominee is considered the record holder of those shares and those stockholders must instruct the record holder how they wish their shares to be voted.

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include Proposal 1 and amendments to stock plans and issuance of additional securities. A broker “non-vote” will count as a vote against Proposal 1.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation

The enclosed proxy is solicited on behalf of our Board of Directors. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Required Vote

No business can be conducted at the Special Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. If a quorum is present the affirmative vote of the holders of a majority of the outstanding shares is required for approval of Proposal 1 at the Special Meeting. For this purpose, abstentions and broker non-votes have the same effect as votes cast against a particular proposal. If less than a majority of the shares of our common stock entitled to vote are represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Special Meeting before an adjournment is taken.

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Security Ownership of Certain Beneficial Owners

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of our outstanding common stock as of July 11, 2017 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares.

Name of Beneficial Owner	No. of Shares of Common Stock Owned		Percentage of Ownership(1)
Seamus Lagan	217,373	(2)	1.5%

Dr. Kamran Ajami	20,574	(3)	*

Christopher E. Diamantis	119,408	(4)	*

Trevor Langley	–		–

Michael Pollack	–		–

Thomas R. Mika	41,161	(5)	*

Jason P. Adams	–	(6)	–

Epizon Ltd.	129,575	(7)	*

All Directors and Executive Officers as a Group (5 persons)	347,382	(8)	2.5%

Sabby Healthcare Master Fund, Ltd. (9)	1,389,445		9.9%

Sabby Volatility Warrant Master Fund, Ltd. (9)	1,389,445		9.9%

* Less than one percent.

(1) Based on 13,908,360 shares of common stock issued and outstanding as of July 11, 2017, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with SEC rules to generally include shares of common stock subject to options or issuable upon conversion of convertible securities, and such shares are deemed outstanding for computing the percentage of the person holding such options or securities, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes 1,475 shares of common stock and 141,667 stock options to purchase a like number of shares of common stock, owned of record by Mr. Lagan. Also includes 64,231 shares of common stock owned of record by Alcimede LLC, of which Mr. Lagan is the sole manager.

(3) Includes 19,240 shares of common stock and 1,334 stock options to purchase a like number of shares of common stock owned of record by Dr. Ajami.

(4) Includes 60,496 shares of common stock, 10,049 stock options to purchase a like number of shares of common stock, and 48,890 warrants to purchase a like number of shares of common stock, owned of record by Mr. Diamantis.

(5) Mr. Mika has currently exercisable options to purchase 6,893 shares of common stock. Mr. Mika resigned as Chairman and a member of the Board of Directors effective November 3, 2016.

(6) Mr. Adams resigned as Chief Financial Officer effective September 30, 2016.

(7) All of the outstanding capital stock of Epizon Ltd. is owned by The Shanoven Trust, of which P. Wilhelm F. Toothe serves as trustee. Mr. Lagan is the settlor and Mr. Lagan and his family are the beneficiaries of The Shanoven Trust. Epizon Ltd. owns of record 129,575 shares of common stock. The address of Epizon Ltd. is Suite 104a, Saffrey Square, Bank Lane, P.O. Box N-9306, Nassau, Bahamas.

(8) Includes Messrs. Lagan, Diamantis, Langley and Pollack and Dr. Ajami.  Includes 145,442 shares of common stock, 153,050 stock options to purchase a like number of shares of common stock, and 48,890 warrants to purchase a like number of shares of common stock, owned by Messrs. Lagan, Diamantis, Langley and Pollack and Dr. Ajami, as described in the above footnotes.

(9) The address of each of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. This stockholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This stockholder has indicated that Sabby Management, LLC serves as its investment manager, that Hal Mintz is the manager of Sabby Management, LLC and that each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of any pecuniary interest therein.

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PROPOSAL 1 – TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK AT THEIR DISCRETION

Introduction

Our Board of Directors has unanimously authorized and approved, and is submitting for stockholder approval, a proposal to amend our certificate of incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio to be established by our Board of Directors in its discretion, within the range of 1-for-8 and l-for-15 (the “Reverse Split”), and to grant the Board of Directors discretionary authority, until December 31, 2017, to determine whether or not to effect the Reverse Split and the exact whole number ratio within the range at which to effect the Reverse Split. In setting the ratio for the Reverse Split, the intention of our Board of Directors would be to increase the trading price of our common stock sufficiently above the $1.00 minimum bid price that is required for continued listing on The NASDAQ Capital Market in order to reduce the risk that our common stock is delisted from The NASDAQ Capital Market for this reason and to sustain long-term compliance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”).

On June 12, 2017, the Company was notified by Nasdaq that the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Rule 5550(a)(2) (the “Price Rule”). In accordance with Nasdaq Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 11, 2017, to regain compliance. If at any time before December 11, 2017, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company will regain compliance with the Price Rule. If the Company does not regain compliance by December 11, 2017, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement).

On July 17, 2017, the Company closed an offering of $4,136,862 aggregate principal amount of Original Issue Discount Debentures due October 17, 2017 and warrants to purchase an aggregate of 2,120,000 shares of common stock for consideration of $2,000,000 in cash and the exchange of the $1,902,700 aggregate principal amount of Original Issue Discount Debentures due September 22, 2017 issued by the Company on June 22, 2017. Under the terms of the documents related to such offering, the Company is required to hold a stockholders’ meeting to obtain stockholder approval for at least a 1-for-8 reverse split of the Company’s common stock. If such approval is not obtained on or before September 20, 2017, it shall be an event of default under the debentures. Promptly following receipt of such approval, the Company is required to cause such reverse split to occur.

The full text of the proposed amendment is attached hereto as Exhibit A (the “Amendment”).

If the Board of Directors implements the Reverse Split, the exact ratio for the Reverse Split will be fixed by the Board of Directors. We believe that this discretion is essential because it provides the Board of Directors with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of our Company and our stockholders.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for minimal adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease. As a result, the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. We do not have any present plan or intention to issue the additional shares of authorized but unissued common stock that would become available as a result of the proposed Reverse Split.

The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” subject to Rule l3e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Reasons for the Reverse Split

The Board of Directors’ primary objective in proposing the Reverse Split is to increase the per share trading price of our common stock on The NASDAQ Capital Market. The Board of Directors believes that by increasing the price per share of our common stock, the Company may meet and maintain compliance with the Price Rule requirements of The NASDAQ Capital Market. The Board of Directors believes that the liquidity and marketability of our common stock will be adversely affected if it is not quoted on a national securities exchange, as investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The Board of Directors believes that current and prospective investors will view an investment in our common stock more favorably if our common stock remains quoted on The NASDAQ Capital Market. Also, as noted above, if the Company does not obtain stockholder approval of the Reverse Split by September 20, 2017, it shall be an event of default under the debentures issued on July 17, 2017.

The Board of Directors also believes that the Reverse Split and any resulting increase in the per share price of our common stock should also enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

If effected, we cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the trading price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the trading price of our common stock will not decrease to its pre-Reverse Split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on The NASDAQ Capital Market. The Company effected a reverse split on February 22, 2017 and the price of our common stock has decreased since then to a price lower than it was before such split.

NASDAQ Requirements for Continued Listing on The NASDAQ Capital Market

Our common stock is currently traded on The NASDAQ Capital Market. On June 12, 2017, we were notified by NASDAQ that the bid price of our common stock closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 5550(a)(2) (the “Price Rule”). In accordance with Marketplace Rule 5810(c)(3)(A), we have 180 calendar days, or until December 11, 2017, to regain compliance. If at any time before December 11, 2017 the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with the Price Rule. If we do not regain compliance by December 11, 2017, an additional 180 days may be granted to regain compliance, so long as we meet The Nasdaq Capital Market initial listing criteria (except for the bid price requirement).

The Board of Directors has considered the potential harm to the Company of a delisting from The NASDAQ Capital Market and believes it is in the best interests of the Company and our stockholders for the Company to regain compliance with the Price Rule.

Although we expect that the Reverse Spilt will result in our common stock complying with the Price Rule, we may not be able to satisfy other criteria for continued listing of our common stock on The Nasdaq Capital Market.

For example, on January 11, 2017, we were notified by Nasdaq that we no longer comply with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the "Audit Committee Rule"), which requires the audit committee of the Company's board of directors to have at least three members, each of whom must be an independent director as defined under the Audit Committee Rule. With the passing of Benjamin Frank in December 2016, our audit committee currently consists of two independent directors. In accordance with Nasdaq Rule 5605(c)(4), we have until the earlier of our next annual stockholders' meeting or December 18, 2017 to regain compliance. If we do not regain compliance by the foregoing applicable dates, then Nasdaq will provide written notification to the Company that our securities will be delisted.

In addition, on April 18, 2017, we were notified by Nasdaq that the stockholders' equity balance reported on our Form 10-K for the year ended December 31, 2016 fell below the $2,500,000 minimum requirement for continued listing under the Nasdaq Capital Market's Listing Rule 5550(b)(i) (the "Equity Rule"). As of June 30, 2017, the Company reported a stockholders’ deficit of $17,561,514. In accordance with the Equity Rule, the Company submitted a plan to Nasdaq outlining how it intends to regain compliance. On August 17, 2017, Nasdaq notified the Company that its plan did not contain evidence of its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time. The Company may appeal the Staff’s decision to a Hearing Panel and intends to do so. The appeal will stay any further action pending the Panel’s decision. If the appeal is successful, the Company may be granted 180 days from August 17, 2017 to regain compliance. The Company is considering its available options to regain compliance, including the previously-announced spin offs of its Advanced Molecular Services Group and its software division, Health Technology Solutions, in a manner by which the Company believes all of its investment to date can be recognized on the Company’s balance sheet. Although there can be no guarantee of a successful appeal or of regaining compliance, the Company expects that it will regain compliance with the Equity Rule.

Potential Disadvantages of a Reverse Stock Split

As noted above, the principal purpose of the Reverse Split would be to help increase the trading price per share of our common stock by a factor of between 8 and 15 and to comply with our obligations under the debentures. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the trading price of our common stock, we cannot assure you that the Reverse Split will increase the trading price of our common stock by a multiple equal to the Reverse Split ratio to be determined by the Board of Directors, or result in any permanent increase in the trading price of our common stock, which is dependent upon many factors, including our business and financial performance, general market conditions, and prospects for future success. The Company effected a reverse split on February 22, 2017 and the price of our common stock has decreased since then to a price lower than it was before such split. Should the trading price decline after the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases, as in our February 2017 reverse split, the per share stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. In addition, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share trading price does not increase proportionately as a result of the Reverse Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

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The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the trading price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split; Board Discretion to Implement Reverse Split

If approved by stockholders at the Special Meeting and our Board of Directors decides that it is in the best interests of the Company and our stockholders to effect the Reverse Split, the Board of Directors will establish an appropriate ratio for the Reverse Split based on several factors existing at such time and the Company will subsequently file the Amendment. Our Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the trading price of our common stock, and on our compliance with applicable NASDAQ listing requirements, and the marketability and liquidity of our common stock. The Board of Directors will determine the timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split. If, for any reason, the Board of Directors deems it advisable, the Board of Directors, in its sole discretion, may abandon the Reverse Split at any time prior to the effectiveness of any filing of the Amendment, without further action by our stockholders, although the Company will still need to comply with its obligations under the debentures issued on July 17, 2017. The Reverse Split will be effective as of the date and time set forth in the Amendment (the “Effective Time”).

Upon the filing of the Amendment, without further action on the part of the Company or the stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock calculated in accordance with the terms of the Amendment, based on a reverse split ratio within the range of 1-for-8 and 1-for-15. In the event of a Reverse Split at a ratio of 1-for-8, for example, if a stockholder holds 8,000 shares of common stock as of the Effective Time, such stockholder would hold 1,000 shares of common stock following such Reverse Split.

Effect on Outstanding Shares, Options, and Certain Other Securities

If the Reverse Split is implemented, the number of shares of our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of common stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.

No Effect on Par Value

If we file the Amendment and implement the proposed Reverse Split, the par value of our common stock will not be affected.

Effect on Registration and Stock Trading

Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock under the Exchange Act.

If we implement the proposed Reverse Split, our common stock will continue to trade on The NASDAQ Capital Market under the symbol “RNVA”. However, our common stock would have a new CUSIP number, which is a number used to identify our common stock.

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Mechanics of Reverse Split

If this Proposal 1 is approved by the stockholders at the Special Meeting and our Board of Directors decides that it is in the best interests of the Company and our stockholders to effectuate the Reverse Split, our stockholders will be notified that the Reverse Split has been effected. The mechanics of the Reverse Split will differ depending upon whether a stockholder holds its shares of common stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form or certificate form.

•	Our stockholders who hold shares of common stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures for processing the Reverse Split and stockholders holding shares in “street name” are encouraged to contact their nominees.

•	Our registered stockholders may hold some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our common stock in book-entry form need not take any action to receive post-Reverse Split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

•	Some of our registered stockholders hold all their shares of common stock in certificate form or a combination of certificate and book-entry form. Stockholders holding shares of common stock in certificate form will receive a transmittal letter from Computershare Trust Company, N.A. (the “Transfer Agent”) as soon as practicable after the Effective Date of the Reverse Split for use in transmitting the existing certificates representing shares of our common stock (the “Old Certificates”) to our Transfer Agent. The letter of transmittal will contain instructions for the surrender of the Old Certificates to our Transfer Agent in exchange for new certificates representing the appropriate number of whole shares of new common stock giving effect to the Reverse Split. No new stock certificates will be issued to any stockholder until such stockholder has surrendered all certificates, together with a properly completed and executed Letter of Transmittal, to our Transfer Agent. The stockholders will then receive, at their option, either a new certificate or certificates or book-entry shares representing the number of whole shares of common stock into which their pre-Reverse Split shares have been converted as a result of the Reverse Split. Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split common stock to which the stockholders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed Reverse Split. Instead, in the event the Reverse Split results in any stockholder being entitled to receive fractional shares that, when aggregated, equal less than a whole share of common stock, in lieu of such fractional shares, stockholders will receive a cash payment equal to such fraction multiplied by the average of the high and low trading prices of the Company’s common stock on The Nasdaq Capital Market during regular trading hours for the five trading-day period ending on the last business day preceding the effective day of the Reverse Split (as adjusted to give effect to the Reverse Split).

For example, if the Board of Directors determines to effect the Reverse Split at a ratio of l-for-8, then a stockholder who holds one hundred (100) shares of common stock on a pre-split basis would hold twelve (12) whole shares on a post-split basis and receive cash in lieu of the fractional share. Also, if the ratio of the Reverse Split is 1-for-8, all stockholders who hold less than eight shares will only receive cash for their fractional shares in the Reverse Split.

Accounting Consequences

The Reverse Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged as of the Effective Time, the components that comprise the common stock capital account will change by offsetting amounts. Specifically, on our balance sheet, the common stock value would be adjusted downward commensurate with the ratio of the Reverse Split, such that the common stock value would become an amount equal to the aggregate par value of the shares of post-Reverse Split common stock. The additional paid-in capital amount recorded on our balance sheet would be increased by an amount equal to the amount by which the common stock was decreased. Additionally, net loss per share would increase proportionately as a result of the Reverse Split since there would be fewer shares outstanding.

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No Dissenter’s Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed Amendment to effect the Reverse Split, and the Company does not intend to independently provide stockholders with any such right.

Federal Income Tax Consequences

The following is a summary of certain material United States federal income tax consequences of the Reverse Split that we anticipate would affect our stockholders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. This summary is provided for your general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local or foreign tax laws. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

ACCORDINGLY, YOU MUST CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE SPLIT TO YOU, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Additionally, there can be no assurance that the Internal Revenue Service (“IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

We believe that the reverse stock split should qualify as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a stockholder should not recognize any gain or loss as a result of the Reverse Split. A stockholder’s aggregate tax basis in its post-Reverse Split shares of common stock to be received should be the same as the aggregate tax basis in the pre-Reverse Split shares of common stock to be exchanged therefor. The holding period for the post-Reverse Split shares of common stock received should include the period during which such stockholder held the pre-Reverse Split shares of common stock surrendered therefor, provided all such common stock was held as a capital asset at the Effective Time. Stockholders should consult their tax advisors as to application of the foregoing rules where shares of our common stock were acquired at different times or at different prices.

The Company will not recognize any gain or loss for accounting or tax purposes as a result of the Reverse Split.

Our beliefs regarding the tax consequences of the Reverse Split are not binding upon the IRS, or federal, state or local courts, and there can be no assurance that the IRS or the courts will concur with the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on where he or she resides.

Consequences if the Reverse Split is Not Approved

If this Proposal 1 is not approved, we may be unable to maintain the listing of our common stock on The NASDAQ Capital Market. Also, if the Company does not obtain stockholder approval by September 20, 2017, it will be an event of default under the debentures issued on July 17, 2017. Also, if Proposal 1 is not approved at the Special Meeting, we will be required to call a meeting every four months thereafter until the earlier of the date approval is received or that the debentures and warrants issued on July 17, 2017 are no longer outstanding.

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Required Vote

The Reverse Split Proposal requires the favorable vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR’’ THE PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT, IN ITS DISCRETION IN THE RANGE BETWEEN 1-FOR-8 AND 1-FOR-15, SUBJECT TO THE BOARD OF DIRECTORS’ DISCRETION TO ABANDON SUCH AMENDMENT.

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PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES

Our stockholders are being asked to approve a proposal that will give us authority to adjourn the Special Meeting, if necessary for the purpose of soliciting additional proxies in favor of Proposal 1, if there are not sufficient votes at the time of the Special Meeting to approve and adopt Proposal 1. If this adjournment proposal is approved, our board of directors could adjourn the Special Meeting to any date it chooses. In addition, our board of directors could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies at any time before their use do not need to submit new proxies unless they desire to change their voting instructions. The Company does not intend to call a vote on this proposal if Proposal 1 has been approved at the Special Meeting.

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes represented by the holders of our common stock at the Special Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO
MATTERS TO BE ACTED UPON

No officer or director has any substantial interest in any of the proposals scheduled to be considered at the Special Meeting other than in their roles as an officer or director.

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MISCELLANEOUS

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

HOUSEHOLDING

Regulations regarding the delivery of copies of proxy statements to stockholders permit us, banks, brokerage firms and other nominees to send one proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate proxy statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401 or by telephone at (561) 855-1626. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Proxy Statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, (561) 855-1626.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Proxy Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

·	Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 11, 2017, as amended on Form 10-K/A, filed with the SEC on April 28, 2017;

·	Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 22, 2017;

·	Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 14, 2017;

·	Current Reports on Form 8-K, filed with the SEC on January 5, 2017, January 18, 2017, January 20, 2017, January 30, 2017, February 7, 2017, February 8, 2017, February 15, 2017, February 24, 2017, March 10, 2017, March 16, 2017, March 27, 2017, April 24, 2017, April 25, 2017, May 18, 2017, May 25, 2017, May 31, 2017, June 2, 2017, June 5, 2017, June 9, 2017, June 16, 2017, June 22, 2017, June 26, 2017, July 12, 2017, July 13, 2017; July 17, 2017, July 20, 2017 and August 17, 2017; and

·	Description of common stock contained in the Company’s Registration Statement on Form S-4 (File No. 333-205733) deemed effective by the SEC on September 22, 2015.

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We will provide to each person, including any beneficial owner, to whom a Proxy Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Proxy Statement but not delivered with this Proxy Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Rennova Health, Inc., 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, telephone number (561) 855-1626. We maintain a website at http://www.rennovahealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of this Proxy Statement.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy statement in connection with our next annual meeting had to submit their proposals so that they are received by the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, no later than August 7, 2017. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

For any proposal that is not submitted for inclusion in our next proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at our next annual meeting (including director nominations or other proposals), the proposal must be submitted to the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, Suite 800, West Palm Beach, Florida 33401, no later than October 20, 2017, as required by Rule 14a-4(c)(1) of the Exchange Act. Even if a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2017 Annual Meeting, an additional notice of any nomination or proposal must be received by us between 60 and 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If our 2017 Annual Meeting is not held within 30 days of such anniversary date to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of the 2017 Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the 2017 Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this proxy statement.

Rennova Health, Inc.

By Order of the Board of Directors

Date: August 17, 2017	By:	/s/ Seamus Lagan
Seamus Lagan
Director, Chief Executive Officer
and President

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EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RENNOVA HEALTH, INC.

It is hereby certified that:

1.               The name of the corporation is Rennova Health, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.               The Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article FOURTH thereof and inserting in lieu of said Article the following new Article FOURTH:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five hundred and five million (505,000,000) shares, comprised of five hundred million (500,000,000) shares of Common Stock, par value $0.01 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), [•] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock, par value $0.01 per share, of the Corporation (the “Reverse Split”); provided, however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any stockholder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low prices of the Corporation’s Common Stock as reported on The Nasdaq Capital Market for the five trading-day period ending on the last business day before this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (as adjusted to give effect to the Reverse Split). The designation, powers, preferences and relative, participating, option or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.”

3.               The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer this ____ day of ________________, 2017.

RENNOVA HEALTH, INC. By:__________________ Name:________________ Title:_________________

A-1

PROXY

RENNOVA HEALTH, INC.

Special Meeting of the Stockholders, September 20, 2017

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Rennova Health, Inc. (the “Company”) hereby appoints Seamus Lagan and Sebastien Sainsbury, or either of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of the Company as to which the undersigned is entitled to vote at the Special Meeting of the Stockholders of the Company and at all adjournments or postponements thereof, to be held at the offices of Shutts & Bowen LLP, located at 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, Florida 33401, in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR (I) AUTHORIZATION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE, AT A SPECIFIC RATIO WITHIN A RANGE FROM 1-FOR-8 TO 1-FOR-15, AND TO GRANT AUTHORIZATION TO OUR BOARD OF DIRECTORS TO DETERMINE, IN ITS SOLE DISCRETION, THE SPECIFIC RATIO AND TIMING OF THE REVERSE STOCK SPLIT ANY TIME BEFORE DECEMBER 31, 2017, SUBJECT TO THE BOARD OF DIRECTORS’ DISCRETION TO ABANDON SUCH AMENDMENT; (II) AUTHORIZATION TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE REVERSE SPLIT PROPOSAL; AND (III) AUTHORIZATION TO ACT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED)

RENNOVA HEALTH, INC.

SPECIAL MEETING OF STOCKHOLDERS

SEPTEMBER 20, 2017

1.	APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE, AT A SPECIFIC RATIO WITHIN A RANGE FROM 1-FOR-8 TO 1-FOR-15, AT THE DISCRETION OF THE BOARD OF DIRECTORS.

[_] FOR	[_] AGAINST	[_] ABSTAIN

2.	AUTHORIZE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE REVERSE SPLIT PROPOSAL.

[_] FOR	[_] AGAINST	[_] ABSTAIN

3.	OTHER BUSINESS:

To act upon such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

[_] FOR	[_] AGAINST	[_] ABSTAIN

Check the appropriate box and indicate changes below:

[_] Address Change?	[_] Name Change?

SIGNATURE(S)

(Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:

Number of Shares: